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                         GRANT OF INCENTIVE STOCK OPTION
                       PURSUANT TO FIDELITY LEASING, INC.
                      1996-2 KEY EMPLOYEE STOCK OPTION PLAN


                  THIS AGREEMENT, made as of this 9th day of May, 1996, ("Date of Grant") by and between CRIT DeMENT, Grantee and FIDELITY LEASING, INC. (together with its successors or assigns hereinafter referred to as the "Company").

                  WHEREAS, the Board of Directors of Fidelity Leasing, Inc. (the "Board") previously adopted, with subsequent stockholder approval, the Fidelity Leasing, Inc. 1996-2 Key Employee Stock Option Plan (the "Plan");

                  WHEREAS, the Plan provides for the granting of incentive stock options by a committee to be appointed by the Board (the "Committee") to eligible employees of the Company to purchase, or to exercise certain rights with respect to, shares of the Class A Common Stock of the Company, par value $.01 per share (the "Stock"), in accordance with the terms and provisions thereof; and

                  WHEREAS, the Committee considers the Grantee to be a person who is eligible for a grant of incentive stock options under the Plan, and has determined that it would be in the best interest of the Company to grant the incentive stock options on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1.       Grant of Option.

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                           Subject to the terms and conditions hereinafter set
forth, the Company, with the approval and at the direction of the Committee, hereby grants to the Grantee, an option to purchase up to 300,000 shares of Stock at a price of $0.2222 per share. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares." The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option (as such term is defined under Section 422 of the Internal Revenue Code of 1986).

                  2.       Installment Exercise.

                           Subject to such further limitations as are provided
herein, the Option shall become exercisable in four (4) installments, the Grantee having the right hereunder to purchase from the Company the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:

                                    (i) on and after the first anniversary of
the Date of Grant, up to 25% (ignoring fractional shares) of the total number of Option Shares;

                                    (ii) on and after the second anniversary of
the Date of Grant, up to an additional 25% (ignoring fractional shares) of the total number of Option Shares; and

                                    (iii) on and after the third anniversary of
the Date of Grant, up to an additional 25% (ignoring fractional shares) of the total number of Option Shares; and



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                                    (iv) on and after the fourth anniversary of
the Date of Grant, the remaining Option Shares.

                  3.       Termination of Option.

                           (a) The Option and all rights hereunder with respect
thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ten years from the Date of Grant (the "Option Term").

                           (b) If employment of the Grantee by the Company is
terminated, unexercisable Options shall be terminated. Upon a termination of the Grantee's employment by reason of disability, death, or retirement, the Option may be exercised during the following periods, but only to the extent that the Option was outstanding and exercisable on any such date of disability, death or retirement: (i) the one-year period following the date of such termination of the Grantee's employment in the case of a disability (within the meaning of Section 422(e)(3) of the Code), (ii) the one-year period following the date of issuance of letters testamentary or letters of administration to the executor or administrator of a deceased Grantee, and (iii) the one-year period following the date of such termination in the case of retirement on or after attainment of age 65, or in the case of disability other than as described in (i) above. In no event, however, shall any such period extend beyond the Option Term.

                           (c) In the event of the death of the Grantee, the
Option may be exercised by the Grantee's legal representative(s) (but only to the extent that the Option would otherwise have been exercisable by the Grantee).



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                           (d) A transfer of the Grantee's employment between
the Company and any affiliate of the Company, or between any subsidiaries of the Company, shall not be deemed to be a termination of the Grantee's employment.

                           (e) All rights of Grantee to exercise the Options
shall be suspended for a period of twelve (12) months immediately following the date upon which Grantee receives a "hardship withdrawal" from a retirement plan qualifying under Section 401(k) of the Code.

                           (f) Notwithstanding any other provisions set forth
herein or in the Plan, if the Grantee shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any subsidiary of the Company, (ii) breach any covenant not to compete, or employment contract, with the Company or any subsidiary of the Company, or (iii) engage in conduct that would warrant the Grantee's discharge for cause (excluding general dissatisfaction with the performance of the Grantee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Company or any subsidiary of the Company), any unexercised portion of the Option shall immediately terminate and be void.

                  4.       Exercise of Options.

                           (a) The Grantee may exercise the Option with respect
to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof.

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                           (b) Full payment (in U.S. dollars) by the Grantee of
the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Committee, in whole or in part through the surrender of previously acquired shares of Stock at their Fair Market Value on the exercise date.

                           On the exercise date specified in the Grantee's
notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or reacquired Stock, as the Company may elect) upon full payment for such Option Shares. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.


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                           (c) If the Grantee fails to pay for any of the Option
Shares specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such Option Shares may be terminated by the Company, The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

                  5. Fair Market Value.

                     As used herein, the "Fair Market Value" of a share of Stock shall be (i) if the Company is a public company whose Shares are traded on a stock exchange, the closing price for the Shares on a given day or, if there is no sale on such day, then the last sale price on the last previous date on which a sale is reported or, if the Shares are traded other than on an exchange, the arithmetic mean of the closing bid and ask sale prices for the Shares reported by the NASDAQ on a given day or if there is no sale on such day, then the arithmetic mean of such closing bid and ask sale prices on the last previous date on which a sale is reported; (ii) if the Company is not a public company, the greater of fully-diluted book value per share for the previous fiscal year (or in the case of the Company's first fiscal year, $0.2222 per share) or ten times after-tax earning per share for the last fiscal year ended prior to the date of determination.

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                  6. No Rights of Stockholders.

                     Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

                  7. Non-Transferability of Option.

                     During the Grantee's lifetime, the Option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in the case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In no event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

                  8. Employment Not Affected.

                     The granting of the Option nor its exercise shall not be construed as granting to the Grantee any right with respect to continuance of employment of the Company. Except as may otherwise be limited by a written agreement between the Company and the Grantee, the right of the Company to terminate at will the Grantee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company, or the employing subsidiary (whichever the case may be), and acknowledged by the Grantee.

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                  9. Amendment of Option.

                     The Option may be amended by the Board or the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option or (ii) other than in the circumstances described in clause (i), with the written consent of the Grantee.


                  10. Notice.

                      Any notice to the Company provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices at 1521 Locust Street, Suite 400, Philadelphia, Pennsylvania 19102, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Employer. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

                  11. Incorporation of Plan by Reference.

                      The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

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                  12. Governing Law.

                      The validity, constructions, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania, except to the extent preempted by federal law, which shall to the extent govern.

                  IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Grant of Incentive Stock Option, and to apply the corporate seal hereto, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

                                         FIDELITY LEASING, INC.



                                         By:________________________________
                                                         President



                                         Attest:____________________________
                                                         Secretary



                                         ACCEPTED AND AGREED TO:



                                         By:________________________________
                                            Crit DeMent, Grantee


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